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                                                                     EXHIBIT 2.1



                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


         AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") dated as of January 18, 2002, amends the Agreement and Plan of Merger dated as of October 25, 2001 (the "MERGER AGREEMENT"), among NETRATINGS, INC., a Delaware corporation ("PARENT"), SONOMA ACQUISITION CORP., LLC, a Delaware limited liability company of which Parent is the sole member ("SUB"), and JUPITER MEDIA METRIX, INC., a Delaware corporation (the "COMPANY").

         WHEREAS the parties desire to amend the Merger Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   AMENDMENTS

         SECTION 1.01. AMENDMENTS. Section 6.16 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "SECTION 6.16. PENDING PATENT LITIGATION. Parent and the Company each agree that (i) the agreement between Parent and the Company to stay any further action with respect to the Patent Litigation is hereby terminated, (ii) any action taken on or after January 18, 2002, as between each of them with respect to the prosecution, settlement or defense of the Patent Litigation shall not, in and of itself, constitute a breach of any representation, warranty or covenant of such party contained in this Agreement, including, without limitation,
Section 6.11 of this Agreement and (iii) neither of them shall proceed against the other for failure to meet any deadline related to the Patent Litigation which deadline occurred prior to the date of this Amendment and which would have been required to have been meet absent the existence of the agreement to stay the Patent Litigation pursuant to the original version of Section 6.16 that was contained in the Merger Agreement prior to this Amendment."


                                   ARTICLE II

                               GENERAL PROVISIONS

         SECTION 2.01. EFFECTIVENESS. This Amendment shall be deemed an amendment to the Merger Agreement and shall become effective when executed by Parent, Sub and the Company as required by Section 8.04 of the Merger Agreement. Except as expressly amended pursuant to this Amendment, the Merger Agreement shall continue in full force and effect.
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         SECTION 2.02. DEFINED TERMS.  All capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.

         SECTION 2.03. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 2.04. GOVERNING LAW; EXCLUSIVE JURISDICTION. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict laws thereof. The parties agree to the exclusive jurisdiction of the Courts of the State of Delaware with respect to any action, suit or proceeding arising out of or in connection with this Amendment or the transactions contemplated hereby or the enforcement of any rights under this Amendment.













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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       NETRATINGS, INC.


                                       By:  /s/ DAVID TOTH
                                       -----------------------------------------
                                       Name:    David Toth
                                       Title:


                                       SONOMA ACQUISITION CORP., LLC


                                       By:  /s/ DAVID TOTH
                                       -----------------------------------------
                                       Name:    David Toth
                                       Title:


                                       JUPITER MEDIA METRIX, INC.


                                       By:  /s/ JEAN ROBINSON
                                       -----------------------------------------
                                       Name:    Jean Robinson
                                       Title:   Chief Financial Officer
















        Signature Page to Amendment No. 1 to Agreement and Plan of Merger